UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2, 2011

GREENWOOD GOLD RESOURCES, INC.
Exact name of registrant as specified in its charter

Nevada	000-53614	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4285 SW Martin Highway, Palm City FL	34990
(Address of principal executive offices)	(Zip Code)

(886 788 4474)
Registrant’s telephone number, including area code

n/a
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5.    CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.03       AMENDMENT TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGES IN FISCAL YEAR

On June 9, 2011, the Board of Directors and the shareholders holding a majority of the total issued and outstanding shares of common stock of Greenwood Gold Resources, Inc., a Nevada corporation, (the “Company”), approved a decrease in the authorized capital of the Company from one billion five hundred million (1,500,000,000) shares of common stock to four hundred million (400,000,000) shares of common stock, par value $0.001 (the “Decrease in Authorized Capital”). Therefore, on June 10, 2011, the Company filed an amendment to its articles of incorporation with the Nevada Secretary of State regarding the Decrease in Authorized Capital (the “Amendment”).

The Board of Directors considered certain factors regarding the Decrease in Authorized Capital including, among others, the following: (i) establishing a proper market value for the Company and its shares and increasing the potential marketability of it’s common stock; (ii) increasing the opportunities for the Company to engage in successful financing arrangements with a proper market cap; and (iii) no imminent future need for the issuance of additional shares of common stock of the Company.

The amendment will not affect the number of the Company’s issued and outstanding common shares.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01       FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of Business Acquired.

Not applicable.

(b) Pro forma Financial Information.

Not applicable.

(c) Shell Company Transaction.

Not applicable.

(d) Exhibits.

3.1  Certificate of Amendment to Articles of Incorporation of Greenwood Gold Resources Inc. dated June 13, 2011 as filed with the Nevada Secretary of State.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GREENWOOD GOLD RESOURCES INC.

Dated: June 15, 2011	By:	/s/ BranislavJovanovic
	Name:	Branislav Jovanovic
`	Title:	Chief Executive Officer

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